As filed with the Securities and Exchange Commission on February 15, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3535 Harbor Blvd., Suite 100
Costa Mesa, California, 92626
Telephone: (714) 599-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Anne Jollay
Chief Legal Officer, General Counsel
El Pollo Loco Holdings, Inc.
3535 Harbor Blvd., Suite 100
Costa Mesa, California 92626
Telephone: (714) 599-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Michael J. Zeidel, Esq.
Michael A. Civale, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated February 15, 2023
Preliminary Prospectus
EL POLLO LOCO HOLDINGS, INC.

16,818,465 Shares of Common Stock by Selling Stockholders
This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to 16,818,465 currently outstanding shares of our common stock, par value $0.01 per share (“common stock”). The shares were initially acquired by Trimaran Pollo Partners, L.L.C. (“LLC”) and certain then members of management of our operating subsidiary, El Pollo Loco, Inc., in various transactions prior to the Company’s initial public offering (“IPO”) in July 2014 and as a result of the Company’s 8.56381-for-1 common stock split effected in July 2014. We are registering these shares on behalf of the selling stockholders to satisfy certain registration rights that we have granted to the selling stockholders when certain of the shares were initially issued starting in November 2005. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of common stock held by the selling stockholders.
This prospectus provides you with a general description of the securities offered hereby and the general manner in which the selling stockholders may offer or sell the securities. To the extent required, more specific terms of any offering of the securities by the selling stockholders may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, carefully before you make your investment decision. We cannot assure you if or when the selling stockholders will engage in a particular transaction, or the terms thereof. Registration of the shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold by any selling stockholder.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make your investment decision.
The selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the trading symbol “LOCO.” On February 13, 2023, the last reported sale price of our common stock as reported on NASDAQ was $12.11 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus or any accompanying prospectus supplement may use this registration statement to offer and sell from time to time up to 16,818,465 currently outstanding shares of our common stock in one or more offerings. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby. If required, the selling stockholders will deliver a supplement with this prospectus to update or supplement the information contained in this prospectus. The selling stockholders may sell the shares of common stock offered hereby through any means described under the heading “Plan of Distribution” or in any accompanying prospectus supplement. As used herein, the term “selling stockholder” includes each selling stockholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. Under certain circumstances, we may file additional prospectus supplements naming such subsequent selling stockholders.
We and the selling stockholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. Solely for convenience, some of the copyrights, trade names and trademarks included or incorporated by reference in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks.
You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document.
When used in this prospectus, the terms “El Pollo Loco,” the “Company,” “we,” “our” and “us” refer to El Pollo Loco Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2021, filed with the SEC on March 11, 2022;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 29, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2022;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2022, June 29, 2022 and September 28, 2022, filed with the SEC on May 6, 2022, August 5, 2022 and November 4, 2022;
•
our Current Reports on Form 8-K, filed with the SEC on February 7, 2022, June 2, 2022 (Item 5.02 only), June 13, 2022, June 21, 2022, July 1, 2022, August 2, 2022, October 11, 2022 and October 17, 2022 (Item 5.02 only); and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, filed with the SEC on March 6, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
El Pollo Loco Holdings, Inc.
3535 Harbor Blvd., Suite 100
Costa Mesa, California, 92626
Attention: Corporate Secretary
Telephone: (714) 599-5000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements other than statements of historical fact included or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They may appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference in the context of the factors that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to:
•	the timing and manner of sale by any selling stockholder;
•
the impacts of the ongoing COVID-19 pandemic or another pandemic, epidemic or infectious disease outbreak on our company, our employees, our customers, our partners, our industry and the economy as a whole, as well as our franchisees’ ability to maintain operations in their individual restaurants;

•
global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, increases in gas prices, and declines in median income growth, consumer confidence and consumer discretionary spending;

•	our ability to open new restaurants in new and existing markets, including difficulty in finding sites and in negotiating acceptable leases;
•	our ability to compete successfully with other quick-service and fast casual restaurants;
•	vulnerability to changes in consumer preferences and political and economic conditions;
•	our ability to attract, develop and retain employees;
•	vulnerability to conditions in the greater Los Angeles area and to natural disasters, including weather related, given the geographic concentration and real estate intensive nature of our business;
•	the possibility that we may continue to incur significant impairment of certain of our assets, in particular in our new markets;
•	changes in food and supply costs, especially for chicken;
•	social media and negative publicity, whether or not valid, and our ability to respond to and effectively manage the accelerated impact of social media;
•	our ability to continue to expand our digital business, delivery orders and catering;
•	concerns about food safety and quality and about food-borne illness, particularly avian flu;
•	dependence on frequent and timely deliveries of food and supplies and our dependence on a single supplier to distribute substantially all of our products to our restaurants;

•	our ability to service our level of indebtedness;
•	uncertainty related to the success of our marketing programs, new menu items, advertising campaigns and restaurant designs and remodels;
•
our reliance on our franchisees, who may incur financial hardships, lose access to credit, close restaurants, or declare bankruptcy, and our limited control over our franchisees and potential liability for their acts;

•	potential exposure to unexpected costs and losses from our self-insurance programs;
•	potential obligations under long-term and non-cancelable leases, and our ability to renew leases at the end of their terms;
•	the impact of any failure of our information technology system or any breach of our network security;
•	the impact of any security breaches of confidential customer data or personal information in connection with our electronic process of credit and debit card transactions;
•	our ability to enforce and maintain our trademarks and protect our other proprietary intellectual property;
•	risks related to government regulation and litigation, including employment and labor laws; and
•
other risks set forth in our filings with the SEC from time to time, including under Item 1A, Risk Factors in our annual report on Form 10-K for the year ended December 29, 2021 and our quarterly report on Form 10-Q for the quarterly period ended September 28, 2022, which filings are available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
El Pollo Loco is a differentiated and growing restaurant concept that specializes in fire-grilling citrus-marinated chicken and operates in the limited service restaurant segment. We strive to offer food that integrates the culinary traditions of Mexico with the healthier lifestyle of Los Angeles, a combination that we call “LA-Mex.” Our distinctive menu features our signature product--citrus-marinated fire-grilled chicken--and a variety of Mexican and LA-inspired entrees that we create from our chicken. We serve individual and family-sized chicken meals, a variety of Mexican and LA-inspired entrees, and sides, and, throughout the year, on a limited-time basis, additional proteins like shrimp. Our entrees include favorites such as our Chicken Avocado Burrito, Pollo Fit entrees, chicken tostada salads, and Pollo Bowls. Our famous Creamy Cilantro dressings and salsas are prepared fresh daily, allowing our customers to create their favorite flavor profiles to enhance their culinary experience. We believe that our distinctive menu with better for you and more affordable alternatives appeals to consumers across a wide variety of socio-economic backgrounds and drives our balanced composition of sales throughout the day (our “day-part mix”), including at lunch and dinner.
Our principal executive office is located at 3535 Harbor Blvd., Suite 100, Costa Mesa, California, 92626 and our telephone number is (714) 599-5000. We maintain a website at https://www.elpolloloco.com/. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors set forth below and described in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.
Risks Related to Ownership of Our Common Stock
The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including shares of our common stock currently held by LLC and Freeman Spogli.
The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that such sales could occur. LLC, a selling stockholder named herein, presently owns approximately 30.5% of our outstanding common stock, all of which is registered pursuant to the registration statement of which this prospectus forms a part, and could sell stock publicly either pursuant to this prospectus or if the exemption requirements of Rule 144 were satisfied. An additional 15.2% of our outstanding common stock is also being registered pursuant to the registration statement of which this prospectus forms a part, and as a result, a significant additional amount of our common stock may begin trading, and we cannot assure you of the impact that may have on the price of our common stock. No lock-up agreements presently are in effect. A similar result could occur with respect to the other selling stockholders named herein, or their permitted assigns. Additionally, LLC and certain of the other selling stockholders may distribute their shares to their limited partners, general partners, stockholders or others and then any such sales will be at the new holder’s discretion.
Pursuant to our Stockholders Agreement (as defined herein), LLC and, in certain instances, Freeman Spogli, may require us to file registration statements, including the registration statement of which this prospectus forms a part, under the Securities Act at our expense, covering resales of our common stock held by Freeman Spogli or LLC, or piggyback on a registration statement in certain circumstances. Any such sales, or the prospect of any such sales, could materially impact the market price of our common stock.
Further, pursuant to the terms of LLC’s limited liability company operating agreement (as amended, the “LLC Agreement”), the LLC Agreement terminated in 2020. We have been advised that the LLC will continue to exist as a separate legal entity until the certificate of formation is cancelled, which is expected to occur shortly after the final distribution of the LLC’s assets, including the distribution of shares of our common stock, pursuant to the LLC Agreement. If the process of winding up the LLC and distribution of shares of our common stock begins and all or a substantial portion of these shares are sold into the public markets, or if it is perceived that they will be resold, the trading price of our common stock could decline.
Our quarterly operating results may fluctuate significantly due to seasonality and other factors, some of which are beyond our control, which could adversely affect the market price of our common stock.
Our quarterly operating results may fluctuate significantly because of several factors, including but not limited to: increases and decreases in sales; profitability of our restaurants; labor availability and costs for personnel; changes in interest rates; macroeconomic conditions, both nationally and locally; negative publicity relating to the consumption of products we serve; changes in consumer preferences and competitive conditions; impairment of long-lived assets and any loss on and exit costs associated with restaurant closures; expansion to new markets; the timing of new restaurant openings and related expense; restaurant operating costs for our newly-opened restaurants; increases in infrastructure costs; and fluctuations in commodity prices.
Seasonal factors, including weather disruptions, and the timing of holidays also cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the first and fourth quarters due to reduced January and December transactions and higher in the second and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company restaurant revenue and comparable restaurant sales may fluctuate. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year and comparable restaurant sales for any particular future period may decrease. In the future, operating results may fall below the expectations of securities analysts and investors. In that event, the price of our common stock would likely decrease.
Future offerings of debt or equity securities by us may adversely affect the market price of our common stock.
In the future, we may attempt to obtain financing, or to further increase our capital resources, by issuing additional shares of our common stock or by offering other equity securities, or debt, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Opening new company-operated restaurants in existing and new markets could require substantial additional capital in excess of cash from operations. We would expect to finance the capital required for new company-operated restaurants through a combination of additional issuances of equity, corporate indebtedness, and cash from operations.
Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock, or both. In a liquidation, holders of any such debt securities or preferred stock, and lenders with respect to other borrowings, could receive distributions of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in their conversion ratios under certain circumstances, increasing the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions, or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control that may adversely affect the amount, timing, or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us.
Delaware law, our organizational documents, and our existing and future debt agreements may impede or discourage a takeover, depriving our investors of the opportunity to receive a premium for their shares.
We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third-party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, provisions of our amended and restated certificate of incorporation and by-laws may make it difficult for, or prevent, a third-party from acquiring control of us without the approval of our board of directors. Among other things, these provisions: provide for a classified board of directors with staggered three-year terms; do not permit cumulative voting in the election of directors, which would allow a minority of stockholders to elect director candidates; delegate the sole power to a majority of the board of directors to fix the number of directors; provide the power to our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise; authorize the issuance of “blank check” preferred stock without any need for action by stockholders; eliminate the ability of stockholders to call special meetings of stockholders; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide that, on or after the date that LLC ceases to beneficially own at least 40% of the total votes eligible to be cast in the election of directors, a 75% supermajority vote will be required to amend or repeal provisions relating to, among other things, the classification of the board of directors, the filling of vacancies on the board of directors, and the advance notice requirements for stockholder proposals and director nominations.
In addition, our secured revolving credit facility imposes, and we anticipate that documents governing our future indebtedness may impose, limitations on our ability to enter into change of control transactions. Under our secured revolving credit facility, the occurrence of a change of control transaction can constitute an event of default permitting acceleration of the debt, thereby impeding our ability to enter into change of control transactions.
The foregoing factors, as well as significant common stock ownership by Trimaran (as defined below) and Freeman Spogli, could impede a merger, takeover, or other business combination, or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock.

If the ownership of our common stock continues to be highly concentrated, it may prevent minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.
As of February 10, 2023, LLC owns approximately 30.5% of our outstanding common stock. This large position means that LLC and its majority owners—which are predecessors and affiliates of, and certain funds managed by, Trimaran Capital Partners (collectively, “Trimaran”)—possess significant influence when stockholders vote on matters such as election of directors, mergers, consolidations and acquisitions, the sale of all or substantially all of our assets, decisions affecting our capital structure, amendments to our certificate of incorporation or our by-laws, and our winding up and dissolution. In addition, as of February 10, 2023, certain affiliates of Freeman Spogli, FS Equity Partners V, L.P. and FS Affiliates V, L.P., own collectively approximately 15.0% of our outstanding common stock, which they received in August 2022 following a distribution by LLC of a portion of our shares to Freeman Spogli.
Further, two of our eleven directors, including our chairman, are affiliated with Trimaran and one of our directors is affiliated with Freeman Spogli. The interests of Trimaran and Freeman Spogli, either individually or collectively, may not always coincide with our interests or the interests of our other stockholders. While Trimaran and Freeman Spogli act separately with respect to their respective ownership of our shares, their significant ownership may have the effect of delaying, deterring, or preventing acts that would be favored by our other stockholders, including a change in control of us. Also, Trimaran and/or Freeman Spogli may seek to cause us to take courses of action that, in their judgments, could enhance their investments in us, but that might involve risks to our other stockholders or adversely affect us or our other stockholders. As a result, the market price of our common stock could decline, or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of ownership may adversely affect the trading price of our common stock, because investors may perceive disadvantages in owning shares of a company with significant stockholders.

USE OF PROCEEDS
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our capital stock and preferred stock, related provisions of our certificate of incorporation and bylaws, and certain applicable provisions of Delaware law. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. The following description is qualified by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Under our certificate of incorporation, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and any amounts due to the holders of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights. No redemption or sinking fund provisions apply to our common stock. Holders of our common stock do not have the right of cumulative voting in elections of directors, which means that holders of a majority of the outstanding shares of our common stock can elect all of the directors standing for election at any annual meeting of stockholders.
Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, without stockholder approval, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series.
Our board of directors is able to issue, without stockholder approval, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock.
Anti-Takeover Provisions of Delaware Law and Certain Charter and Bylaw Provisions
The following is a summary of certain provisions of the Delaware General Corporation Law (the “DGCL”), and our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Classified Board of Directors
Our certificate of incorporation provides for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board of directors is to be elected each year. Under Section 141 of the DGCL, unless the certificate of incorporation provides otherwise, directors serving on a classified board can only be removed for cause. Our certificate of incorporation provides that our directors may only be removed for cause, by a majority of the voting power of the outstanding voting stock voting as a single class to remove the director at an annual or special meeting. However, if LLC beneficially owns more than 40% of our common stock, our directors may be removed with or without cause, by a majority of the voting power of the outstanding stock voting as a single class. The provision for our classified board of directors may be amended, altered or repealed only upon the affirmative vote of the holders of a majority of our outstanding voting stock.

Number of Directors; Vacancies
Our certificate of incorporation provides that the number of directors on our board of directors is to be fixed exclusively pursuant to resolution adopted by our board of directors. The exact number of members on our board of directors is to be determined from time to time by resolution of a majority of our full board of directors.
Pursuant to our certificate of incorporation, each director is to serve until his or her successor is duly elected and qualified, unless he or she resigns, dies, becomes disqualified or is removed. Our certificate of incorporation further provides that, generally, vacancies or newly created directorships in our board of directors may only be filled by a resolution approved by a majority of our board of directors and any director so chosen will hold office until the next election of the class for which such director was chosen.
Stockholder Meetings
Our certificate of incorporation and bylaws prohibit our stockholders from calling special meetings once LLC ceases to beneficially own more than 40% of our common stock, in which event, special meetings of stockholders will be able to be called only by (i) the Chairman of our board of directors or (ii) our Secretary at the written request of a majority of the number of directors that we would have were there no vacancies on our board of directors.
Action by Stockholders Without a Meeting
The DGCL permits stockholder action by written consent unless otherwise provided by a corporation’s certificate of incorporation. Our certificate of incorporation prohibits stockholder action by written consent when LLC ceases to beneficially own more than 40% of our common stock.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in the election of directors.
Stockholder Proposals and Nominations
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such proposed business in writing. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at our principal executive office not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting.
Our bylaws also provide certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. A stockholder’s notice must set forth, among other things, as to each business matter or nomination the stockholder proposes to bring before the meeting:
•	the name and address of the stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made;
•	the class and number of shares that are owned of record and beneficially by the stockholder proposing the business or nominating the nominee;
•
a representation that the stockholder giving the notice is a holder of record of shares of our voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose the business or nominate the person or persons specified in the notice, as applicable; and

•
whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of our voting stock required to approve such proposal or nominate such nominee or nominees.

If the stockholder is nominating a candidate for director, the stockholder’s notice must also include the name, age, business address, residence address and occupation of the nominee proposed by the stockholder and the signed consent of the nominee to serve as a director on our board of directors if so elected. The candidate may also be required to present certain information and make certain representations and agreements at our request.
In addition, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nomination of candidates for directors.
Supermajority provisions
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation and bylaws require that the affirmative votes of holders of at least 75% of the total votes eligible to be cast in the election of directors are required to amend, alter, change or repeal specified provisions of our amended and restated certificate of incorporation on and after the date LLC ceases to beneficially own at least 40% of the total votes eligible to be cast in the election of directors, including:
•	classified board of directors (the election and term of our directors);
•	the provisions regarding director liability;
•	the provisions regarding director and officer indemnification;
•	the provisions regarding competition and corporate opportunities;
•	the provisions regarding entering into business combinations with interested stockholders;
•	the provisions regarding stockholder action by written consent;
•	the provisions regarding calling special meetings of stockholders;
•	filling vacancies on our board of directors;
•	the advance notice requirements for stockholder proposals and director nominations; and
•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.
This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.
Delaware Anti-Takeover Statute
Section 203 of the DGCL, subject to certain exceptions, prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:
•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
at or subsequent to such date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any person that is:
•	owner of 15% or more of the outstanding voting stock of the corporation;
•
an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the above.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting stock. We have opted out of these provisions. However, our certificate of incorporation provides that in the event that LLC ceases to beneficially own more than 15% of our common stock, we will automatically become subject to Section 203 of the DGCL.
Limitations on Liability and Indemnification of Directors and Officers
Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.
Our certificate of incorporation includes such a provision.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Transfer Agent
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock trades on the Nasdaq Global Select Market under the symbol “LOCO.”

SELLING STOCKHOLDERS
This prospectus relates to the sale or other disposition of up to 16,818,465 currently outstanding shares of our common stock by the selling stockholders named below, and their donees, pledgees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. Under certain circumstances, we may file additional prospectus supplements naming such subsequent selling stockholders.
The shares were initially acquired by LLC and certain then members of management of our operating subsidiary, El Pollo Loco, Inc., in various transactions prior to the Company’s IPO in July 2014 and as a result of the Company’s 8.56381-for-1 common stock split effected in July 2014. Of the shares initially acquired by LLC, 5,461,251 shares were distributed to FS Equity Partners V, L.P. and 73,052 shares were distributed to FS Affiliates V, L.P., in each case, on August 31, 2022 in a distribution in kind of shares of our common stock by LLC to FS Equity Partners V, L.P. and FS Affiliates V, L.P. as members of LLC pursuant to the LLC Agreement. The shares of common stock offered hereby are being registered by the registration statement of which this prospectus forms a part pursuant to registration rights granted to the selling stockholders under the Stockholders Agreement, dated November 18, 2005, by and among the Company and the stockholders listed therein, as amended by Amendment No. 1 to Stockholders Agreement, dated April 20, 2006, by and among the Company and the stockholders listed therein and Amendment No. 2 to Stockholders Agreement, dated December 26, 2007, by and between the Company and LLC and as supplemented by Supplemental Agreement, dated August 31, 2022, by and among the Company, FS Equity Partners V, L.P. and FS Affiliates V, L.P. (as may be amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”).
The following table, based upon information currently known by us, sets forth as of February 10, 2023, (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the selling stockholders. Percentage ownership is based on 36,785,899 shares of common stock outstanding as of February 10, 2023, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after February 10, 2023, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. We do not know when or in what amounts or how a selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the selling stockholders.
Except as described in the footnotes in the table below, the selling stockholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

Unless otherwise noted below, the address for each selling stockholder listed in the table below is c/o El Pollo Loco Holdings, Inc., 3535 Harbor Blvd., Suite 100, Costa Mesa, California 92626.
	Beneficial Ownership of Common Stock Prior to this Offering		Number of Shares to be Sold Under this Prospectus	Beneficial Ownership of Common Stock after this Offering
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Trimaran Pollo Partners, L.L.C.(1)	11,212,241	30.5%	11,212,241	—	—%
FS Equity Partners V, L.P.(2)	5,461,251	14.8%	5,461,251	—	—%
FS Affiliates V, L.P.(2)	73,052	*	73,052	—	—%
Brian Carmichall(3)	51,026	*	51,026	—	—%
Mark Hardison(4)	36,143	*	20,895	15,248	*
*	Less than 1%.
(1)
Represents shares held directly by LLC. Trimaran Capital, L.L.C., is the managing member of LLC. Jay R. Bloom and Dean C. Kehler are the managing members of Trimaran Capital, L.L.C. Each of Trimaran Capital, L.L.C., Mr. Bloom, and Mr. Kehler may be deemed a beneficial owner of shares of the issuer's common stock held directly by LLC, but disclaims beneficial ownership thereof, except to the extent of its or his respective pecuniary interest therein. Mr. Bloom and Mr. Kehler all have an address of c/o Trimaran Capital Partners, 1325 Avenue of the Americas, 28th Floor, Suite 2801, New York, NY 10019.

(2)
Represents shares held directly by FS Equity Partners V, L.P. (“FS Equity V”) or FS Affiliates V, L.P. (“FS Affiliates V”), as applicable. FS Capital Partners V, LLC (“FS Capital V”) is the general partner of each of FS Equity V and FS Affiliates V. John M. Roth is a managing member of FS Capital V and chief executive officer of certain entities affiliated with FS Equity V, FS Affiliates V and FS Capital V. The address of each of Mr. Roth, FS Capital V, FS Equity V and FS Affiliates V is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(3)
Brian Carmichall has held various positions with El Pollo Loco, Inc. since 2000. Mr. Carmichall previously served as the Vice President, Development and Franchise Operations of El Pollo Loco, Inc. from November 2018 to March 2019 and the Senior Vice President, Development and Chief Development Officer of El Pollo Loco, Inc. from March 2019 to October 2021. He currently serves as Executive Vice President and Chief Development Officer.

(4)
Mark Hardison has held various positions with El Pollo Loco, Inc. since 2001. Mr. Hardison previously served as the Senior Vice President, Marketing of El Pollo Loco, Inc. from June 2018 to January 2022 and currently serves as the Senior Vice President, Franchise Operations of El Pollo Loco, Inc.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of its/their shares of our common stock on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders, and its/their successors, including pledgees, donees, permitted transferees and assignees, may use any one or more of the following methods, without limitation, when disposing of our common stock, however, transactions disposing of our common stock using certain of the methods set forth below will be made outside of the use of this prospectus:
•	to underwriters in a public offering for resale to purchasers;
•	through market makers or into an existing market for the securities;
•	through ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell securities as agent but may position and resell a portion of the block as principal and resale by the broker-dealer;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	through privately negotiated transactions;
•	through the settlement of short sales (including short sales “against the box”);
•	by pledge to secure debts and other obligations (including obligations associated with derivative transactions);
•	through entering into or settling of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	through other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents or dealers;
•	through the distribution by a selling stockholder to its partners, members or stockholders;
•	sales pursuant to Rule 144;
•	any other method permitted pursuant to applicable law; or
•	through a combination of any of the above methods.
Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.
To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If required, a prospectus supplement will describe the terms of the offering of the common stock, including the following:
•	the name or names of any dealers or agents and the amount of common stock purchased by each of them;
•
the public offering price of the common stock, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents, and other items constituting dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and
•	information about the selling stockholders, including the relationship between the selling stockholders and us.
Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in a prospectus supplement, if necessary, and may be changed from time to time.
Only the agents named in any applicable prospectus supplement are agents in connection with the common stock being offered thereby.
If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
The selling stockholders may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents or third parties may be required to make in respect thereof. Agents and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in any applicable prospectus supplement.
Any dealers or other persons acting as our agents involved in the sale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, their commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of FINRA.
Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.
The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales. The selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
To the extent required, the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be provided in a prospectus supplement.
We have agreed to pay all expenses in connection with the registration and offering of securities hereby, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The applicable selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses.
We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
Certain of the selling stockholders may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or stockholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.
If underwriters or dealers are used in the sale of shares of our common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements as of December 29, 2021 and December 30, 2020 and for each of the three years in the period ended December 29, 2021 and management's assessment of the effectiveness of internal control over financial reporting as of December 29, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.
Securities and Exchange Commission Registration Fee	$22,370.48
FINRA fees	$*
Accounting Fees and Expenses	$*
Legal Fees and Expenses	$*
Printing Fees	$*
Transfer Agents Fees and Expenses	$*
Stock Exchange Listing Fees	$*
Miscellaneous	$*
Total	$*
*
Fees and expenses (other than the Securities and Exchange Commission registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:
•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or
•	for any transaction from which a director derived an improper personal benefit.
Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
The registrant’s certificate of incorporation states that no director shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, the registrant’s certificate of incorporation authorizes the registrant to indemnify any and all persons whom the registrant has the power to indemnify under the law.
The registrant’s bylaws provide that the registrant will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was the registrant’s director or officer or is or was the registrant’s director or officer serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is authorized on a case-by-case basis by (1) the registrant’s board of directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on the registrant’s behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay the registrant if it is later determined that he or she is not entitled to indemnification.
Additionally, the registrant has entered into indemnification agreements with its directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the registrant’s certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law and the registrant’s certificate of incorporation and bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The registrant maintains directors’ and officers’ liability insurance for its officers and directors.
The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to itself with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 16.	List of Exhibits.
The Exhibits to this registration statement are listed in the Exhibit Index on page II-2.
Exhibit No.	Description of Exhibits
3.1
Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q for the period ended June 25, 2014 filed on September 5, 2014).

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the registrant’s quarterly report on Form 10-Q for the period ended June 25, 2014 filed on September 5, 2014).
4.1
Stockholders Agreement, dated as of November 18, 2005, by and among the registrant and the stockholders listed therein (incorporated by reference to Exhibit 10.3 to the registrant’s registration statement on Form S-1 (File No. 333-197001) filed on June 24, 2014).

4.2
Amendment No. 1 to Stockholders Agreement, dated as of April 20, 2006, by and between the registrant and Trimaran Pollo Partners, L.L.C. (incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 (File No. 333-197001) filed on June 24, 2014).

4.3
Amendment No. 2 to Stockholders Agreement, dated as of December 26, 2007, by and between the registrant and Trimaran Pollo Partners, L.L.C. (incorporated by reference to Exhibit 10.5 to the registrant’s registration statement on Form S-1 (File No. 333-197001) filed on June 24, 2014).

Exhibit No.	Description of Exhibits
4.4
Supplemental Agreement, dated as of August 31, 2022, by and among El Pollo Loco Holdings, Inc., FS Equity Partners V, L.P., and FS Affiliates V, L.P. (incorporated by reference to Exhibit 10.4 to the registrant’s quarterly report on Form 10-Q for the period ended September 28, 2022 filed on November 4, 2022).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
107	Filing Fee Table.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on February 15, 2023.
EL POLLO LOCO HOLDINGS, INC.

By:	/s/ Laurance Roberts
	Name:	Laurance Roberts
	Title:	President and Chief Executive Officer
In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Laurance Roberts and Ira Fils and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated:
Signature	Title	Date

/s/ Laurance Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2023
Laurance Roberts

/s/ Ira Fils	Chief Financial Officer (Principal Financial Officer)	February 15, 2023
Ira Fils

/s/ Michael G. Maselli	Chairperson and Director	February 15, 2023
Michael G. Maselli

/s/ Douglas J. Babb	Director	February 15, 2023
Douglas J. Babb

/s/ Samuel N. Borgese	Director	February 15, 2023
Samuel N. Borgese

/s/ Mark Buller	Director	February 15, 2023
Mark Buller

/s/ Nancy Faginas-Cody	Director	February 15, 2023
Nancy Faginas-Cody

Signature	Title	Date

/s/ William R. Floyd	Director	February 15, 2023
William R. Floyd

/s/ Deborah Gonzalez	Director	February 15, 2023
Deborah Gonzalez

/s/ Dean C. Kehler	Director	February 15, 2023
Dean C. Kehler

/s/ Carol Lynton	Director	February 15, 2023
Carol Lynton

/s/ John M. Roth	Director	February 15, 2023
John M. Roth